                                                               Exhibit 15


To U.S. HOME CORPORATION:



We are aware that U.S. Home Corporation has incorporated by reference in its Registration Statements No. 33-64712, 33-52993, 33-00583 and 33-02775
its Form 10-Q for the quarter ended March 31, 1996, which includes our report dated April 24, 1996 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                                                  /s/  Arthur Andersen LLP
                                                  ------------------------
                                                  ARTHUR ANDERSEN LLP

Houston, Texas
May 1, 1996